THIRD AMENDMENT OF FIRST AMENDED AND RESTATED
CONSTRUCTION LOAN AGREEMENT

THIS THIRD AMENDMENT OF FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT ("Amendment") is entered into and effective as of the 1st day of May, 2012 between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company ("Borrower") and FIRST NATIONAL BANK OF OMAHA ("Lender"), and amends that certain First Amended and Restated Construction Loan Agreement dated June 18, 2009 between Borrower and Lender (as amended, the "Loan Agreement").

WHEREAS, pursuant to the Loan Agreement, Lender, subject to the terms, limitations and conditions contained in the Loan Agreement, to extend to Borrower the financial accommodations and credit defined therein;

WHEREAS, pursuant to that certain First Amendment to First Amended and Restated Construction Loan Agreement May 13, 2010, the Loan Termination Date of the Revolving Loan was extended to May 12, 2011, the Loan Termination Date of the Long Term Reducing Revolving Loan was extended to May 1, 2013, the Borrowing Base was modified, the financial covenants and capital expenditures covenants were modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of First Amended and Restated Construction Loan Agreement dated May 12, 2011, the maximum principal amount of the Revolving Loan was increased from $5,000,000.00 to $10,000,000.00, the Loan Termination Date of the Revolving Loan was extended to May 1, 2012 and the Loan Termination Date of the Long Term Reducing was extended to May 1, 2014, the Borrowing Base was modified, the working capital covenant was modified, the interest rates and non-use fees were modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, Borrower has requested an extension of the Loan Termination Date of the Revolving Loan to May 1, 2013 and of the Long Term Reducing Revolving Loan to May 1, 2017, and a reduction in the interest rate and non-use fee applicable to the Revolving Loan and Long Term Reducing Revolving Loan, and the other modifications of the Loan Agreement provided for in this Amendment; and

WHEREAS, the parties desire to amend the Loan Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby mutually agree to amend the Loan Agreement as follows:

1.    Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement, as such definitions may be amended by this Amendment. The provisions of this Amendment shall become effective on the date of this Amendment.

2.    Section 1.16 of the Loan Agreement is hereby amended by deleting the reference to May 12, 2012 as the Loan Termination Date of the Revolving Loan and inserting in lieu thereof May 1, 2013 and deleting the reference to May 1, 2014 as the Loan Termination Date of the Long Term Reducing Revolving Note and inserting in lieu thereof May 1, 2017. To further evidence such extensions, Borrower will execute in favor of and deliver to Lender that certain Second Amended and Restated Revolving Promissory Note Operating Line of Credit - Revolving Loan (the "Revolving Note") and that certain Second Amended and Restated Promissory Note (Long Term Reducing Revolver) each of even date with this Amendment.

3.    Section 2.7 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.7    Interest. The interest rate on the Revolving Loan and Long Term Reducing Revolving Loan is subject to change from time to time based on changes in an independent index which is the London Interbank Offered

Rate for U.S. Dollar deposits published in The Wall Street Journal as the One (1) Month LIBOR Rate ("LIBOR RATE"). The LIBOR RATE will be adjusted and determined without notice to the BORROWER as set forth herein, as of the date of this AGREEMENT and on the first (1st) day of each calendar month hereafter (each, an "INTEREST RATE CHANGE DATE") to the One (1) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each INTEREST RATE CHANGE DATE. "London Banking Day" means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business. The published LIBOR Rate will be rounded upwards to the next higher one one hundredth (1/100th) of one percent (1%). If for any reason the LIBOR RATE published by The Wall Street Journal is no longer available and/or BANK is unable to determine the LIBOR RATE for any INTEREST RATE CHANGE DATE, BANK may, in its sole discretion, select an alternate source to determine the LIBOR RATE and will provide notice to the BORROWER of the source selected. The LIBOR RATE determined as set forth above shall be referred to herein as the "INDEX". The INDEX is not necessarily the lowest or best rate charged by BANK on its loans. If the INDEX becomes unavailable during the term of Revolving Loan and/or Long Term Reducing Revolving Loan, BANK may designate a substitute index after notifying the BORROWER. BANK will tell the BORROWER the current INDEX rate upon the BORROWER'S request. The interest rate change will not occur more often than each month on the first (1st) day of each month. The BORROWER understands that BANK may make loans based on other rats as well. The INDEX currently is 0.24000% per annum. The interest rate to be applied to the unpaid principal balance of the Revolving Loan and the Long Term Reducing Revolving Loan will be calculated on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the Revolving Loan and the Long Term Reducing Revolving Loan and other OBLIGATIONS is computed using this method. Interest will accrue on the Revolving Loan and on the Long Term Reducing Revolving Loan using a rate of 3.15 percentage points over the INDEX, adjusted if necessary for any maximum rate limitations described below, resulting in an initial rate of 3.39 % per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on these Loans be more than the maximum rate allowed by applicable law.

Upon or after the occurrence and during the continuation of any Event of Default and after the LOAN TERMINATION DATE, the principal amount of the Revolving Loan and the Long Term Reducing Revolving Loan shall bear interest at a rate per annum equal to six percent (6%) above the interest rate that would otherwise apply under this Section but not to exceed the maximum rate allowed by applicable law (the "Default Rate").

4.    Section 2.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.1    Long Term Reducing Revolving Loan. BANK agrees, subject to the terms and conditions of this AGREEMENT, to make revolving credit loans (collectively, the "Long Term Reducing Revolving Loan" or "Term Loan 5") to the BORROWER from time to time to the BANKING DAY immediately preceding the LOAN TERMINATION DATE applicable to the Long Term Reducing Revolving Loan up to a maximum principal amount at any time outstanding equal to the lesser of (i) $5,000,000.00 or (ii) the Maximum Availability available at the time of the BORROWER'S request for borrowing. BANK shall have no obligation to make any Long Term Reducing Revolving Loan if an EVENT OF DEFAULT exists or would result from the making of such Long Term Reducing Revolving Loan. Subject to the terms and conditions of this AGREEMENT, the BORROWER may borrow, repay and re-borrow under the Long Term Reducing Revolving Loans up to the Maximum Availability at such time.

Initially, the maximum amount available to be borrowed on the Long Term Reducing Revolving Loan is $5,000,000.00. Commencing on May 1, 2013 and annually thereafter on the dates indicated in the table below until the LOAN TERMINATION DATE of the Long Term Reducing Revolving Loan (each a “Reduction Date”), the maximum amount available (the “Maximum Availability”) on the Long Term Reducing Revolving Loan shall decrease by $500,000.00. The Maximum Availability on each Reduction Date is shown in the following table:

REDUCTION DATE	MAXIMUM AVAILABILITY

May 1, 2013	$4,500,000.00
May 1, 2014	$4,000,000.00
May 1, 2015	$3,500,000.00
May 1, 2016	$3,000,000.00
May 1, 2017	$—

On each Reduction Date, the BORROWER will pay and apply to the then outstanding principal balance of the Long Term Reducing Revolving Loan the amount necessary to reduce the outstanding principal balance of the Long Term Reducing Revolving Loan so that it is within the Maximum Availability applicable on each such Reduction Date.

The Long Term Revolving Loan will be evidenced by that certain Second Amended and Restated Promissory Note (Long Term Reducing Revolving Loan) (as amended, the "Long Term Reducing Revolving Note") executed and delivered by the BORROWER in favor of the BANK. Interest will accrue at the rate provided for below and accrued interest will be paid monthly, in arrears, on the first day of each month. The principal balance of the Revolving Loan is due and payable on each Reduction Date as provided for above with the remaining principal balance due and payable in full, along with accrued and unpaid interest, on the LOAN TERMINATION DATE applicable to the Long Term Reducing Revolving Loan.

5.    Section 2.8 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.8    Non-Use Fee. The Borrower agrees to pay to the BANK on the first day of each calendar quarter for the immediately preceding calendar quarter, a fee (the "Non-Use Fee") equal to 0.25% times the average unused portion of the Revolving Loan plus 0.25% times the average unused portion of the Long Term Reducing Revolving Loan.

6.    This Amendment shall not be effective until the Lender shall have received each of the following (each in form and substance acceptable to the Lender) or the following conditions have been satisfied:

(a)    This Amendment, duly executed by Borrower and Lender;

(b)    The Revolving Note and Long Term Reducing Revolving Note referenced above duly executed by Borrower in favor of Lender; and

(c)    Such other matters as the Lender may reasonably require.

7.    Except as modified herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed and certified by Borrower. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to Lender that the representations and warranties set forth in the Loan Agreement, and each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in “this Agreement” included references to this Amendment. Borrower represents, warrants and confirms to Lender that no Events of Default is now existing under the Loan Documents and that no event or condition exists which would constitute an Event of Default with the giving of notice and/or the passage of time. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

8.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

DAKOTA ETHANOL, L.L.C.

By: /s/ Scott Mundt
Name: Scott Mundt
Title:Chief Executive Officer

LENDER:

FIRST NATIONAL BANK OF OMAHA

By: /s/ Jeremy Reineke
Name: Jeremy Reineke
Title: Vice President